EXHIBIT 4.6

                                                                  June 20, 1997


                          BENTLEY PHARMACEUTICALS, INC.

                     The Transferability of this Warrant is

                       Restricted as Provided in Article 3


         In consideration of $.001 per Warrant and other good and valuable consideration, the receipt of which is hereby acknowledged by BENTLEY PHARMACEUTICALS, INC., One Urban Centre, Suite 548, 4830 West Kennedy Boulevard, Tampa, Florida 33609, a Florida corporation ("the Company"), Baytree Associates, Inc. is hereby granted the right to purchase, at the initial exercise price of $3.50 per share, at any time until 5:00 P.M., New York time, on June 20, 2001, 25,000 (twenty-five thousand) shares of the Company's common stock, $.02 par value per share ("Shares").
         This Warrant initially is exercisable at a price of $3.50 per Share payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Article 6 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased, at the offices of the Company, the registered holder of this Warrant ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased.

1.       Exercise of Warrant.

         The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the

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Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

2.       Issuance of Certificates.

         Upon the exercise of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Articles 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of one of the present or any future Chairman or President of the Company and any present or future Vice President or Secretary of the Company.

3.       Restriction on Transfer of Warrant.

         The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof, and that it may not be exercised, sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part unless in the opinion of

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counsel concurred in by the Company's counsel such transfer is in compliance with all applicable securities laws.

4.       Price.

         4.1 Initial and Adjusted Purchase Price. The initial purchase price shall be $3.50 per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Article 5 hereof.

         4.2 Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5.       Adjustments of Purchase Price and Number of Shares.

         5.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Shares, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         5.2 Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 5, the number of Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

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         5.3 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of this Warrant shall thereafter have the right to purchase upon the exercise of this Warrant the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying this Warrant immediately prior to any such events at the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant.

6.       (a)      Registration Rights.

                  (i) Each time that the Company proposes for any reason to Register any of its securities, other than pursuant to a Registration Statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "Excluded Forms"), the Company shall promptly give written notice of such proposed Registration to the registered Holder of this Warrant, which shall offer such Holder the right to request inclusion of any Registrable Securities in the proposed Registration.

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                  (ii) Each Holder shall have 30 days from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Registrable Securities such Holder intends to sell and the Holder's intended plan of disposition.

                  (iii) Upon receipt of a written request pursuant to Section
(6) (a), the Company shall promptly use its best efforts to cause all such Registrable Securities to be Registered, to the extent required to permit sale or disposition as set forth in the written request.

                  (iv) Notwithstanding the foregoing, if the managing underwriter, determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the Registration Statement, together with any other issued and outstanding shares of common stock proposed to be included therein by holders other than the Holder of Registrable Securities (such other shares hereinafter collectively referred to as the "Other Shares"), would interfere with the successful marketing of the securities proposed to be included in the underwritten public offering, then the number of such shares to be included in such Registration Statement shall be reduced, and shares shall be excluded from such underwritten public offering in a number deemed necessary by such managing underwriter, by excluding equal numbers of the Registrable Securities and the Other Shares proposed to be registered, pro rata, based on the number of shares of common stock the Holder proposed to include. The shares of common stock that are excluded from the Registration Statement shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, that the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

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         (b) Expenses. The Company shall pay all Registration Expenses incurred by the Company in complying with this Section 6; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to Section 6 (a) hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers.


7.       Exchange and Replacement of Warrant.

         This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.
         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

8.       Elimination of Fractional Interests.

         The Company shall not be required to issue certificates representing fractions of Shares


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on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated pursuant to Section 5.2.

9.       Reservation and Listing of Securities.

         The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof and thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. As long as this Warrant shall be outstanding, the Company shall use its reasonable best efforts to cause all Shares issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Shares of the Company's common stock may then be listed and/or quoted on NASDAQ.

10.      Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

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         (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holders.

11.      Successors.

         All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

12.      Headings.

         The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

13.      Law Governing.

         This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida.




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         WITNESS the seal of the Company and the signature of its duly authorized officers.

                                           BENTLEY PHARMACEUTICALS, INC.
[SEAL]
                                           By  /s/ James R. Murphy
                                               ---------------------------------
                                                   James R. Murphy
                                                   President & CEO

Attest:



/s/ Michael D. Price
---------------------------
Michael D. Price, Secretary


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                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder

                        in order to Exercise the Warrant)

         The undersigned hereby irrevocably elects to exercise the right to purchase __________ Shares by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.



                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Address


Dated:                 , 19    .
       --------------      ----                 --------------------------------

                                                Social Security Number or
                                                Taxpayer's Identification Number


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